Exhibit 23.3

CJF/E2126.08/sf                                       04th March, 2011

The Directors,
Toreador Resources Corporation,
9 rue Scribe,
75009 Paris,
France.

Dear Sirs,

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the references to our firm included in Toreador Resources Corporation’s Annual Report on Form 10-K for the year ended 31st December, 2010 (the “Annual Report”) and to the inclusion of our report dated 18th February, 2011, containing our opinion on the proved, probable and possible reserves attributable to certain assets owned by Toreador Resources Corporation as of 31st December, 2010 (our “Report”), as an exhibit in the Annual Report.  We also consent to the incorporation by reference of our Report, and the information contained therein, in the Registration Statements filed by Toreador Resources Corporation on Form S-3 (Nos. 333-163067, 333-52522, 333-65720, 333-118376, 333-118377 and 333-129628) and Form S-8 (Nos. 333-14145, 333-39309, 333-88475, 333-53632, 333-99959, 333-125050, 333-134144 and 333-150930).

Yours Sincerely,

GAFFNEY, CLINE & ASSOCIATES LTD.

Brian C. Rhodes